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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of CIENA Corporation of our report dated March 2, 1999, except as to Note 11, for which the date is March 15, 1999 relating to the consolidated financial statements of Omnia Communications, Inc., which appears in such Registration Statement. We also consent to the references to us under headings "Experts" and "Selected Unaudited Historical Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, MA
June 9, 1999